EX-7p

AMENDMENT NO.  15
to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective January 1, 2003

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
(“CEDING COMPANY”)
Purchase, New York

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)

As of  May 3, 2010, and October 11, 2010 where specifically noted, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement.  It is mutually agreed that the Agreement will be amended to include new investment funds, fund name changes, and fund mergers.  To effect these changes, the following provision of this Agreement is hereby amended:

▪	Schedule B-2, Subaccounts Subject to the Reinsurance Agreement, Amendment #14, is hereby replaced by the attached Schedule B-2.

Jackson National Life Insurance Company                                                                                     ACE Tempest Life Reinsurance Ltd.
of New York

By  _____Lisa C. Drake___________                                                                          By  _____Huan Tseng___________

Name___Lisa C. Drake___________                                                                           Name___Huan Tseng____________

Title  _SVP & Chief Actuary______                                                                             Title  _SVP & Chief Pricing Officer

Date ___12/23/10________________                                                                         Date ___12/21/2010_____________

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/Blackrock Commodity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Capital Guardian Global Balanced Fund	Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007.	All
JNL/Capital Guardian Global Diversified Research Fund	Formerly JNL/Janus Global Equities Fund. Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
JNL/Capital Guardian U.S. Growth Equity Fund	Formerly JNL/Janus Aggressive Growth Fund. Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007	All
JNL/Eagle Core Equity Fund		All
JNL/Eagle Small Cap Equity Fund		All
JNL/Franklin Templeton Founding Strategy	New 1/16/2007	All
JNL/Franklin Templeton Global Growth	New 1/16/2007	All
JNL/Franklin Templeton Income Fund	New 5/1/2006	All
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
JNL/Franklin Templeton Mutual Shares	New 1/16/2007	All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05	All
JNL/ Goldman Sachs Core Plus Bond Fund
Formerly JNL/Salomon Brothers Global Bond Fund. Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007 and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.
All
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/6/2008	All
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs U.S. Equity Flex	New 1/16/2007. .Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
JNL Institutional Alt 20 Fund	New 4/6/2009	All
JNL Institutional Alt 35 Fund	New 4/6/2009	All
JNL Institutional Alt 50 Fund	New 4/6/2009	All
JNL Institutional Alt 65 Fund	New 4/6/2009	All
JNL/Invesco International Growth Fund
Named changed from JNL/Putnam International Equity Fund effective 5/2/05 and from JNL/JPM International Equity Fund effective 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund.
All
JNL/Invesco Large Cap Growth Fund	2/18/2004 merged with JNL/AIM Premier Equity II Fund . Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
JNL/Invesco Global Real Estate Fund	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund .	All
JNL/Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/Ivy Asset Strategy	New 9/28/2009	All
JNL/JPMorgan International Value Fund		All
JNL/JPMorgan Mid Cap Growth Fund
Subadvisor changed from Janus on 2/18/04. Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006,from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007.  Also, the JNL/Putnam Midcap Growth Fund merged with this fund effective 12/3/2007.

All
JNL/ JPMorgan U.S. Government & Quality Bond Fund
Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.
All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008	All
JNL/M&G Global Basics Fund	New 10/6/2008	All
JNL/M&G Global Leaders Fund	New 10/6/2008	All
JNL/ Mellon Capital Management 10 x 10 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management 25 Fund	Subadvisor changed from Curian effective 2/18/04. Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/ Mellon Capital Management Communications Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Consumer Brands Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/ Mellon Capital Management Oil & Gas Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/05	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/ Mellon Capital Management Financial Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management International Index Fund		All
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/ Mellon Capital Management JNL 5 Fund
Effective 10/4/04.  On 4/30/2007 the JNL/ Mellon Capital Management Dowsm 10 Fund, the JNL/ Mellon Capital Management S&P® 10 Fund, and the JNL/ Mellon Capital Management Global 15 Fund were merged with this fund.
All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/ Mellon Capital Management Healthcare Sector Fund	Subadvisor changed from Curian effective 2/18/04. Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03	All
JNL/Mellon Capital Management S&P 500 Index Fund
Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund; Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.
All
JNL/ Mellon Capital Management Select Small-Cap Fund	Subadvisor changed from Curian effective 2/18/04. Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Small Cap Index Fund	Subadvisor was Curian between 12/15/03 and 2/18/04 and Mellon Capital Management prior to 12/15/03; Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/ Mellon Capital Management Technology Sector Fund	Subadvisor changed from Curian effective 2/18/04	All
JNL/Mellon Capital Management Dow SM Dividend	New 1/17/2006	All
JNL/ Mellon Capital Management VIP Fund	New 10/4/2004	All
JNL/Mellon Capital Mgmt Nasdaq® 25 Fund	New 10/4/2004. Name changed from JNL/Mellon Capital Management Nasdaq® 15 Fund effective 12/3/2007.	All
JNL/Mellon Capital Mgmt Value Line ® 30 Fund	Effective 10/4/2004. Name changed from JNL/Mellon Capital Management Value Line ® 25 Fund effective 12/3/2007.	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All
JNL/Oppenheimer Global Growth Fund		All
JNL/PAM Asia ex-Japan Fund	New 3/31/2008	All
JNL/PAM China-India Fund	New 3/31/2008	All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/ PPM America High Yield Bond Fund
Effective 10/4/04. JNL/PPM America High Yield Bond Fund was merged into this on 10/4/04. Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.
All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL/S&P Disciplined Growth	New 1/16/2007	All
JNL/S&P Disciplined Moderate	New 1/16/2007	All
JNL/S&P Disciplined Moderate Growth	New 1/16/2007	All
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All
JNL/S&P Managed Aggressive Growth Fund
Prior to 10/4/04 named JNL/S&P Aggressive Growth Fund I. On 10/4/04 merged with JNL/S&P Equity Growth Fund I, JNL/S&P Equity Aggressive Growth Fund I,  JNL/S&P Very Aggressive Growth Fund I, JNL/S&P Core Index 50 Fund, and JNL/S&P Core Index 75 Fund
All
JNL/S&P Managed Conservative Fund	New 10/4/04	All
JNL/S&P Managed Growth Fund
Prior to 10/4/04 named JNL/S&P Moderate Growth Fund I. On 10/4/04 merged with JNL/S&P Core Index 100 Fund; Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund was merged into this fund.
All
JNL/S&P Managed Moderate Fund	New 10/4/04 – Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Prior to 10/4/04 named JNL/S&P Conservative Growth Fund I – Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/Select Balanced Fund	Prior to 10/4/04 named JNL/PPM America Balanced Fund	All
JNL/Select Money Market Fund	Prior to 10/4/04 named JNL/PPM America Money Market Fund	All
JNL/Select Value Fund	Prior to 10/4/04 named PPM JNL/PPM America Value Fund	All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All
JNL General Account
Guaranteed Five Year Fixed		All but Focus
Guaranteed One Year Fixed		All
Guaranteed Seven Year Fixed		All but Focus
Guaranteed Three Year Fixed		All but Focus
S&P 500 Composite Stock Price Index – 9 Year Period	Only available prior to 10/4/04	Perspective II

JNL NY Ace 2003 Treaty Schedule B-2 Amendment # 15